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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Gary Crittenden, Stephen P. Norman and Louise M. Parent and each of them severally, her true and lawful attorney-in-fact, with power to act with or without each other and with power of substitution and resubstitution, to execute in her name, place and stead in capacity as an officer of American Express Company, a registration statement covering primary and secondary offerings of debt securities, preferred shares, common shares and warrants of American Express Company in such amounts as may result in proceeds to American Express Company of up to an aggregate of $4,300,000,000, any and all amendments to such registration statement, with exhibits thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 29th day of July, 2004.

                                          AMERICAN EXPRESS COMPANY

                                          By: /s/ JOAN LORDI AMBLE
                                              .................................
                                              Joan Lordi Amble
                                              Senior Vice President
                                              and Comptroller